EXHIBIT 99.1
                                                                    ------------

PRESS RELEASE


               SEACOR HOLDINGS ANNOUNCES FIRST QUARTER RESULTS



Fort Lauderdale, Florida
April 23, 2008

FOR IMMEDIATE RELEASE --SEACOR Holdings Inc. (NYSE:CKH) announced net income for the first quarter ended March 31, 2008 of $37.9 million, or $1.50 per diluted share, on operating revenues of $354.5 million. For the quarter ended March 31, 2007, net income was $38.2 million, or $1.40 per diluted share, on operating revenues of $310.8 million.

For the preceding quarter ended December 31, 2007, net income was $67.9 million, or $2.62 per diluted share, on operating revenues of $363.1 million. Comparison of results for the first quarter ended March 31, 2008 with the preceding quarter ended December 31, 2007 is included in the discussion below.

HIGHLIGHTS FOR THE QUARTER

OFFSHORE MARINE SERVICES - Operating income in the first quarter was $40.6 million on operating revenues of $154.6 million compared with operating income of $66.1 million on operating revenues of $170.4 million in the preceding quarter. First quarter results included $7.1 million in gains on asset dispositions compared with $22.5 million in gains in the preceding quarter.

Excluding the impact of gains on asset dispositions, operating income was $10.2 million lower than in the preceding quarter. The decrease was primarily due to the commencement of the regulatory repair and upgrade program of the Company's large AHTS vessels scheduled for the first half of the year. In the first quarter, this resulted in 87 days of out-of-service time as well as the costs of repairs. In addition, five vessels mobilized between geographic regions incurring mobilization expenses and off-hire time.

The number of days available for charter in the first quarter decreased by 648 or 3.8% as a result of a net decrease in fleet count and a shorter quarter. Overall utilization increased from 75.8% to 76.7% and overall average day rates were lower at $11,783 per day compared with $12,262 per day in the preceding quarter.

One supply vessel and one fast support vessel were delivered in the first quarter and both were mobilizing to term contracts internationally at the end of the quarter. The fast support vessel is the first of the Company's new Crewzer class, the SEACOR Cheetah.

MARINE TRANSPORTATION SERVICES - Marine Transportation Services reported operating income in the first quarter of $6.9 million on operating revenues of $29.0 million, compared with an operating loss of $6.5 million on operating revenues of $31.8 million in the preceding quarter.

Operating results were positively impacted by a one-time payment of $1.5 million related to the early termination of a charter party agreement and fewer out-of-service days for regulatory drydockings. In addition, the Seabulk Power and Seabulk Magnachem completed contracts to transport grain under the World Food Program in the first quarter and were subsequently sold for scrapping. Gains of $3.6 million realized from the sales of these vessels were partially offset by net voyage expenses of $0.6 million.

The Seabulk America, operating under a contract of affreightment, reported an operating loss of $0.8 million in the quarter as a result of a reduction in cargo volumes from the Gulf of Mexico to the West Coast. The Seabulk Challenge reported an operating loss of $2.3 million due to being off-hire for 21 days while undergoing repairs.

INLAND RIVER SERVICES - Operating income in the first quarter was $8.0 million on operating revenues of $30.1 million compared with operating income of $34.4 million on operating revenues of $33.9 million in the preceding quarter. First quarter results included $0.7 million in gains on asset dispositions compared with $22.7 million in gains in the preceding quarter.

Excluding the impact of gains on asset dispositions, operating income was $4.4 million lower in the first quarter primarily due to lower spot rates for grain and non-grain cargoes, unfavorable operating conditions and higher operating costs. Early in the quarter, activity in the upper river systems was restricted by ice and later in the quarter, heavy rainfall in the Midwest created high water conditions and restrictions throughout the entire river system.

AVIATION SERVICES - Operating income in the first quarter was $1.9 million on operating revenues of $53.8 million compared with operating income of $2.0 million on operating revenues of $51.3 million in the preceding quarter. First quarter results included $0.4 million in gains on asset dispositions compared to $2.0 million in gains in the preceding quarter.

Excluding the impact of gains on asset dispositions, operating income was $1.5 million higher in the first quarter primarily due to improved performance of the air medical services business. Operating expenses in the Gulf of Mexico were higher primarily due to the timing of fleet repairs and maintenance, partially offset by additional hurricane related insurance recoveries.

ENVIRONMENTAL SERVICES - Operating income in the first quarter was $4.8 million on operating revenues of $42.5 million compared with operating income of $10.0 million on operating revenues of $55.9 million in the preceding quarter. The decrease in operating income was largely due to a reduction in spill response activity compared with the preceding quarter.

OTHER - During the first quarter, SEACOR's commodity merchandising group, which focuses on renewable fuels and rice, contributed operating income of $1.2 million on operating revenues of $28.7 million compared with an operating loss of $0.9 million on operating revenues of $6.3 million in the preceding quarter. Operating income from Harbor and Offshore Towing Services in the first quarter was $1.1 million on operating revenues of $16.3 million compared with operating income of $1.8 million on operating revenues of $13.5 million in the preceding quarter. Operating results in the first quarter were affected by higher drydocking and fuel costs and the cost of providing third-party equipment to support the start-up of a new terminal operation in St. Eustatius.

DERIVATIVES - Derivative gains were $6.5 million in the first quarter compared with gains of $5.7 million in the preceding quarter.

FOREIGN CURRENCIES - Foreign currency gains of $2.6 million in the current quarter were primarily due to the translation of certain Euro denominated investments.

MARKETABLE SECURITIES - Marketable security losses were $5.7 million in the first quarter compared with losses of $1.2 million in the preceding quarter.

EQUITY IN EARNINGS OF 50% OR LESS OWNED COMPANIES - Equity in earnings from joint ventures was $4.6 million in the first quarter compared with equity in earnings of $8.6 million in the preceding quarter. During the first quarter, the Company realized a gain of $1.9 million, net of tax, arising from the sale of a vessel in one of its offshore marine services joint ventures. During the preceding quarter, the Company disposed of its interest in certain South American offshore marine services joint ventures, resulting in earnings of $5.0 million, net of tax.

STOCK AND DEBT REPURCHASES - The Company also announced today that its Board of Directors has increased its authorization for repurchases of SEACOR's common stock and its 2.875% convertible senior debentures due 2024 by $70.9 million for a total authorized expenditure of up to $150 million for the purchase of such securities. In addition, SEACOR may purchase, separate from such authorization, any or all of its 7.2% senior notes due 2009, its 5 7/8% senior notes due 2012, and the 9 1/2% senior notes due 2013 of Seabulk International, Inc., a wholly-owned subsidiary. The repurchase of securities may be conducted from time to time through open market purchases, privately negotiated transactions or otherwise depending on market conditions.

During the first quarter, the Company purchased 545,400 shares of its common stock at an average price of $84.16 per share. At the end of the quarter, 22,222,989 shares of SEACOR's common stock remained outstanding.


CAPITAL COMMITMENTS - The Company's unfunded capital commitments as of March 31, 2008, consisted primarily of marine service vessels, harbor tugs, helicopters, and barges and totaled $410.5 million, of which $273.5 million is payable during the remainder of 2008 and the balance payable through 2010. Of these commitments, approximately $65.1 million may be terminated without further liability other than the payment of liquidated damages of $5.2 million in the aggregate. As of March 31, 2008, the Company held balances of Cash, Cash Equivalents, Restricted Cash, Securities, Construction Reserve Funds and Title XI Reserve Funds totaling $973.3 million.



                                  * * * * *

SEACOR is a global provider of marine support and transportation services, primarily to the energy and chemical industries. SEACOR and its subsidiaries provide customers with a full suite of marine-related services including offshore services, U.S. coastwise shipping, inland river services, aviation services, environmental services, and offshore and harbor towing services. SEACOR is focused on providing highly responsive local service, combined with the highest safety standards, innovative technology, modern efficient equipment, and dedicated, professional employees.

This release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concerning management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: the conditions in the global financial markets and international economic conditions including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Offshore Marine Services, Marine Transportation Services and Aviation Services, decreased demand for Marine Transportation Services and Harbor and Offshore Towing Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations, the dependence of Offshore Marine Services, Marine Transportation Services and Aviation Services on several customers, consolidation of the Company's customer base, the ongoing need to replace aging vessels and aircraft, industry fleet capacity, restrictions imposed by the Shipping Acts and Aviation Acts on the amount of foreign ownership of the Company's Common Stock, increased competition if the Jones Act is repealed, operational risks of Offshore Marine Services, Marine Transportation Services, Harbor and Offshore Towing Services and Aviation Services, effects of adverse weather conditions and seasonality on Aviation Services, future phase-out of Marine Transportation Services' double-bottom tanker, dependence of spill response revenue on the number and size of spills and upon continuing government regulation in this area and Environmental Services' ability to comply with such regulation and other governmental regulation, changes in National Response Corporations' Oil Spill Removal Organization classification, liability in connection with providing spill response services, effects of adverse weather and river conditions and seasonality on Inland River Services, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors in Inland River Services' operations, adequacy of insurance coverage, the attraction and retention of qualified personnel by the Company and various other matters and factors, many of which are beyond the Company's control. In addition, these statements constitute the Company's cautionary statements under the Private Securities Litigation Reform Act of 1995. It is not possible to predict or identify all such factors. Consequently, the following should not be considered a complete discussion of all potential risks or uncertainties. The words "estimate," "project," "intend," "believe," "plan" and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. The forward-looking statements in this release should be evaluated together with the many uncertainties that affect the Company's businesses, particularly those mentioned under "Forward-Looking Statements" in
Item 7 on the Company's Form 10-K and SEACOR's periodic reporting on Form 10-Q and Form 8-K (if any), which is incorporated by reference.

For additional information, contact Molly Hottinger at (954) 627-5278 or visit SEACOR's website at www.seacorholdings.com.

                                   SEACOR HOLDINGS INC.
                        CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA, UNAUDITED)


                                                                    THREE MONTHS ENDED
                                                                        MARCH 31,
                                                                  ----------------------
                                                                     2008         2007
                                                                  ---------    ---------
Operating Revenues                                                $ 354,455    $ 310,763
                                                                  ---------    ---------

Costs and Expenses:
   Operating                                                        235,040      188,658
   Administrative and general                                        39,005       34,400
   Depreciation and amortization                                     37,800       38,875
                                                                  ---------    ---------
                                                                    311,845      261,933
                                                                  ---------    ---------

Gains on Asset Dispositions and Impairments, Net                     11,906       12,157
                                                                  ---------    ---------

Operating Income                                                     54,516       60,987
                                                                  ---------    ---------

Other Income (Expense):
   Interest income                                                    7,476       12,224
   Interest expense                                                 (11,548)     (13,268)
   Derivative gains, net                                              6,467          130
   Foreign currency gains (losses), net                               2,610         (590)
   Marketable security losses, net                                   (5,684)      (4,688)
   Other, net                                                           164          (43)
                                                                  ---------    ---------
                                                                       (515)      (6,235)
                                                                  ---------    ---------

Income Before Income Tax Expense, Minority Interest in Income
    of Subsidiaries and Equity In Earnings of 50% or Less Owned
    Companies                                                        54,001       54,752
Income Tax Expense                                                   20,470       18,842
                                                                  ---------    ---------
Income Before Minority Interest in Income of Subsidiaries and
   Equity in Earnings of 50% or Less Owned Companies                 33,531       35,910
Minority Interest in Income of Subsidiaries                            (202)        (178)
Equity in Earnings of 50% or Less Owned Companies                     4,579        2,420
                                                                  ---------    ---------
Net Income                                                        $  37,908    $  38,152
                                                                  =========    =========

Basic Earnings Per Common Share                                   $    1.70    $    1.57

Diluted Earnings Per Common Share                                 $    1.50    $    1.40

Weighted Average Common Shares Outstanding:
   Basic                                                             22,344       24,354
   Diluted                                                           26,011       28,077

                                           SEACOR HOLDINGS INC.
                                CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                             (IN THOUSANDS, EXCEPT PER SHARE DATA, UNAUDITED)


                                                                          THREE MONTHS ENDED
                                                      -------------------------------------------------------------
                                                       MAR. 31,     DEC. 31,     SEP.30,      JUN. 30,     MAR. 31,
                                                         2008         2007         2007         2007         2007
                                                      ---------    ---------    ---------    ---------    ---------
Operating Revenues                                    $ 354,455    $ 363,090    $ 359,923    $ 325,454    $ 310,763
                                                      ---------    ---------    ---------    ---------    ---------

Costs and Expenses:
   Operating                                            235,040      230,935      213,992      198,818      188,658
   Administrative and general                            39,005       42,097       36,883       33,937       34,400
   Depreciation and amortization                         37,800       39,934       37,443       38,055       38,875
                                                      ---------    ---------    ---------    ---------    ---------
                                                        311,845      312,966      288,318      270,810      261,933
                                                      ---------    ---------    ---------    ---------    ---------

Gains on Asset Dispositions and Impairments, Net         11,906       48,315       19,560       42,540       12,157
                                                      ---------    ---------    ---------    ---------    ---------

Operating Income                                         54,516       98,439       91,165       97,184       60,987
                                                      ---------    ---------    ---------    ---------    ---------

Other Income (Expense):
     Interest income                                      7,476       10,219       11,274       11,456       12,224
     Interest expense                                   (11,548)     (13,129)     (10,855)     (12,108)     (13,268)
     Derivative gains (losses), net                       6,467        5,738        5,221         (254)         130
     Foreign currency gains (losses), net                 2,610           44          316          460         (590)
     Marketable security gains (losses), net             (5,684)      (1,233)      11,960       (9,430)      (4,688)
     Other, net                                             164          109         (716)         639          (43)
                                                      ---------    ---------    ---------    ---------    ---------
                                                           (515)       1,748       17,200       (9,237)      (6,235)
                                                      ---------    ---------    ---------    ---------    ---------
Income Before Income Tax Expense, Minority Interest
   in (Income) Loss of Subsidiaries and Equity In
   Earnings of 50% or Less Owned Companies               54,001      100,187      108,365       87,947       54,752
Income Tax Expense                                       20,470       41,054       40,339       30,206       18,842
                                                      ---------    ---------    ---------    ---------    ---------
Income Before Minority Interest in (Income) Loss of
   Subsidiaries and Equity in Earnings of 50% or         33,531       59,133       68,026       57,741       35,910
   Less Owned Companies
Minority Interest in (Income) Loss of Subsidiaries         (202)         182         (927)        (304)        (178)
Equity in Earnings of 50% or Less Owned Companies         4,579        8,633        3,183        7,829        2,420
                                                      ---------    ---------    ---------    ---------    ---------
Net Income                                            $  37,908    $  67,948    $  70,282    $  65,266    $  38,152
                                                      =========    =========    =========    =========    =========

Basic Earnings Per Common Share                       $    1.70    $    2.99    $    3.02    $    2.73    $    1.57

Diluted Earnings Per Common Share                     $    1.50    $    2.62    $    2.66    $    2.41    $    1.40

Weighted Average Common Shares Outstanding:
   Basic                                                 22,344       22,738       23,234       23,866       24,354
   Diluted                                               26,011       26,439       26,905       27,582       28,077
Common Shares Outstanding at Period End                  22,223       22,575       23,157       23,895       24,181


                                         SEACOR HOLDINGS INC.
                              OPERATING INCOME (LOSS) BY LINE OF BUSINESS
                                       (IN THOUSANDS, UNAUDITED)


                                                                       THREE MONTHS ENDED
                                                   ------------------------------------------------------------
                                                    MAR. 31,    DEC. 31,     SEP. 30,    JUN. 30,      MAR. 31,
                                                      2008        2007         2007        2007          2007
                                                   ---------   ---------    ---------    ---------    ---------
OFFSHORE MARINE SERVICES
Operating Revenues                                 $ 154,647   $ 170,430    $ 179,618    $ 171,442    $ 170,928
                                                   ---------   ---------    ---------    ---------    ---------
Costs and Expenses:
   Operating                                          94,270      97,534       95,345       88,596       92,999
   Administrative and general                         12,804      13,855       13,137       11,893       13,023
   Depreciation and amortization                      14,125      15,415       14,069       14,515       16,524
                                                   ---------   ---------    ---------    ---------    ---------
                                                     121,199     126,804      122,551      115,004      122,546
                                                   ---------   ---------    ---------    ---------    ---------

Gains on Asset Dispositions and Impairments, Net       7,138      22,472       13,222       38,546        8,294
                                                   ---------   ---------    ---------    ---------    ---------
Operating Income                                   $  40,586   $  66,098    $  70,289    $  94,984    $  56,676
                                                   =========   =========    =========    =========    =========

MARINE TRANSPORTATION SERVICES

Operating Revenues                                 $  28,953   $  31,827    $  27,730    $  25,924    $  30,556
                                                   ---------   ---------    ---------    ---------    ---------
Costs and Expenses:
   Operating                                          16,219      27,781       19,207       22,865       20,849
   Administrative and general                          1,438       1,737        1,150        1,236        1,186
   Depreciation and amortization                       7,980       8,764        9,536        9,790       10,158
                                                   ---------   ---------    ---------    ---------    ---------
                                                      25,637      38,282       29,893       33,891       32,193
                                                   ---------   ---------    ---------    ---------    ---------

Gains on Asset Dispositions                            3,629        --           --           --           --
                                                   ---------   ---------    ---------    ---------    ---------
Operating Income (Loss)                            $   6,945   $  (6,455)   $  (2,163)   $  (7,967)   $  (1,637)
                                                   =========   =========    =========    =========    =========

INLAND RIVER SERVICES
Operating Revenues                                 $  30,145   $  33,850    $  32,656    $  28,020    $  26,722
                                                   ---------   ---------    ---------    ---------    ---------
Costs and Expenses:
   Operating                                          16,726      15,863       16,234       13,056       12,305
   Administrative and general                          2,123       2,076        1,753        2,101          877
   Depreciation and amortization                       3,964       4,220        4,256        4,332        3,499
                                                   ---------   ---------    ---------    ---------    ---------
                                                      22,813      22,159       22,243       19,489       16,681
                                                   ---------   ---------    ---------    ---------    ---------

Gains on Asset Dispositions                              711      22,726        1,592        2,622        3,622
                                                   ---------   ---------    ---------    ---------    ---------
Operating Income                                   $   8,043   $  34,417    $  12,005    $  11,153    $  13,663
                                                   =========   =========    =========    =========    =========

AVIATION SERVICES
Operating Revenues                                 $  53,792   $  51,296    $  62,449    $  55,861    $  45,433
                                                   ---------   ---------    ---------    ---------    ---------
Costs and Expenses:
   Operating                                          39,871      38,156       41,647       41,212       36,225
   Administrative and general                          4,629       5,315        4,590        4,439        4,521
   Depreciation and amortization                       7,789       7,866        7,015        6,601        6,079
                                                   ---------   ---------    ---------    ---------    ---------
                                                      52,289      51,337       53,252       52,252       46,825
                                                   ---------   ---------    ---------    ---------    ---------

Gains on Asset Dispositions                              394       1,996        4,304        1,505          227
                                                   ---------   ---------    ---------    ---------    ---------
Operating Income (Loss)                            $   1,897   $   1,955    $  13,501    $   5,114    $  (1,165)
                                                   =========   =========    =========    =========    =========

ENVIRONMENTAL SERVICES
Operating Revenues                                 $  42,509   $  55,879    $  42,287    $  32,168    $  26,492
                                                   ---------   ---------    ---------    ---------    ---------
Costs and Expenses:
   Operating                                          30,598      36,623       30,316       23,605       20,753
   Administrative and general                          5,709       7,755        5,931        4,323        5,301
   Depreciation and amortization                       1,445       1,748        1,096        1,100          909
                                                   ---------   ---------    ---------    ---------    ---------
                                                      37,752      46,126       37,343       29,028       26,963
                                                   ---------   ---------    ---------    ---------    ---------

Gains (Losses) on Asset Dispositions                      35         249           75         (133)         (16)
                                                   ---------   ---------    ---------    ---------    ---------
Operating Income (Loss)                            $   4,792   $  10,002    $   5,019    $   3,007    $    (487)
                                                   =========   =========    =========    =========    =========


                                      SEACOR HOLDINGS INC.
                     OPERATING INCOME (LOSS) BY LINE OF BUSINESS (CONTINUED)
                                    (IN THOUSANDS, UNAUDITED)


                                                             THREE MONTHS ENDED
                                           --------------------------------------------------------
                                            MAR. 31,    DEC. 31,    SEP. 30,    JUN. 30,    MAR. 31,
                                             2008        2007        2007        2007        2007
                                           --------    --------    --------    --------    --------
HARBOR AND OFFSHORE TOWING SERVICES

Operating Revenues                         $ 16,257    $ 13,461    $ 12,351    $ 12,538    $ 11,682
                                           --------    --------    --------    --------    --------
Costs and Expenses:
   Operating                                 11,109       8,053       8,797      10,003       6,568
   Administrative and general                 1,771       1,882       1,769       1,999       2,182
   Depreciation and amortization              2,267       1,714       1,264       1,264       1,264
                                           --------    --------    --------    --------    --------
                                             15,147      11,649      11,830      13,266      10,014
                                           --------    --------    --------    --------    --------

Gains (Losses) on Asset Dispositions and
   Impairments, Net                            --          --          (100)       --            30
                                           --------    --------    --------    --------    --------
Operating Income                           $  1,110    $  1,812    $    421    $   (728)   $  1,698
                                           ========    ========    ========    ========    ========

COMMODITY TRADING

Operating Revenues                         $ 28,674    $  6,338    $  3,058    $    204    $   --
                                           --------    --------    --------    --------    --------
Costs and Expenses:
   Operating                                 26,757       6,902       2,646         174           9
   Administrative and general                   727         365         287         200           3
   Depreciation and amortization               --          --          --          --          --
                                           --------    --------    --------    --------    --------
                                             27,484       7,267       2,933         374          12
                                           --------    --------    --------    --------    --------

Gains on Asset Dispositions                    --          --          --          --          --
                                           --------    --------    --------    --------    --------
Operating Income (Loss)                    $  1,190    $   (929)   $    125    $   (170)   $    (12)
                                           ========    ========    ========    ========    ========

OTHER
-----
Operating Revenues                         $   --      $   --      $   --      $   --      $   --
                                           --------    --------    --------    --------    --------
Costs and Expenses:

   Operating                                   --          --          --          --          --
   Administrative and general                   202         509          46           7        --
   Depreciation and amortization               --          --          --          --          --
                                           --------    --------    --------    --------    --------
                                                202         509          46           7        --
                                           --------    --------    --------    --------    --------

Gains on Asset Dispositions                    --           873         467        --          --
                                           --------    --------    --------    --------    --------
Operating Income (Loss)                    $   (202)   $    364    $    421    $     (7)   $   --
                                           ========    ========    ========    ========    ========

CORPORATE AND ELIMINATIONS

Operating Revenues                         $   (522)   $      9    $   (226)   $   (703)   $ (1,050)
                                           --------    --------    --------    --------    --------
Costs and Expenses:
   Operating                                   (510)         23        (200)       (693)     (1,050)
   Administrative and general                 9,602       8,603       8,220       7,739       7,307
   Depreciation and amortization                230         207         207         453         442
                                           --------    --------    --------    --------    --------
                                              9,322       8,833       8,227       7,499       6,699
                                           --------    --------    --------    --------    --------

Losses on Asset Dispositions                     (1)         (1)       --          --          --
                                           --------    --------    --------    --------    --------
Operating Loss                             $ (9,845)   $ (8,825)   $ (8,453)   $ (8,202)   $ (7,749)
                                           ========    ========    ========    ========    ========



                                                      SEACOR HOLDINGS INC.
                                              CONDENSED CONSOLIDATED BALANCE SHEETS
                                                    (IN THOUSANDS, UNAUDITED)


                                                     MAR. 31,       DEC. 31,       SEP. 30,       JUN. 30,       MAR. 31,
                                                       2008           2007           2007           2007            2007
                                                    -----------    -----------    -----------    -----------    -----------
                     ASSETS
Current Assets:
   Cash and cash equivalents                        $   444,787    $   537,305    $   429,020    $   503,288    $   385,187
   Restricted cash                                       39,152         30,624         38,371         54,680         53,822
   Available-for-sale marketable securities              75,669         28,792         18,501         19,184         21,910
   Receivables:
      Trade, net of allowance for doubtful
         accounts                                       250,789        267,564        289,796        263,211        258,069
      Other                                              72,073         62,975         43,838         28,948         42,778
   Inventories                                           35,021         30,468         28,186         28,471         25,996
   Deferred income taxes                                  9,929          9,929         13,206         13,256         13,256
   Prepaid expenses and other                             9,196          9,756         13,689         13,754         14,516
                                                    -----------    -----------    -----------    -----------    -----------
      Total current assets                              936,616        977,413        874,607        924,792        815,534
                                                    -----------    -----------    -----------    -----------    -----------
Property and Equipment                                2,511,118      2,469,735      2,470,029      2,345,711      2,352,933
      Accumulated depreciation                         (554,838)      (526,583)      (518,285)      (490,070)      (470,202)
                                                    -----------    -----------    -----------    -----------    -----------
        Net property and equipment                    1,956,280      1,943,152      1,951,744      1,855,641      1,882,731
                                                    -----------    -----------    -----------    -----------    -----------
Investments, at Equity, and Receivables from 50%        117,409        109,288        120,866        136,331         99,284
   or Less Owned Companies
Construction Reserve Funds & Title XI Reserve
   Funds                                                413,681        405,000        390,576        344,465        355,009
Goodwill                                                 62,020         60,226         56,271         49,040         49,104
Intangible Assets                                        29,292         30,500         33,756         32,830         33,984
Other Assets, net of allowance for doubtful
   accounts                                              36,136         43,072         32,610         28,699         35,401
                                                    -----------    -----------    -----------    -----------    -----------
                                                    $ 3,551,434    $ 3,568,651    $ 3,460,430    $ 3,371,798    $ 3,271,047
                                                    ===========    ===========    ===========    ===========    ===========

      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Current portion of long-term debt                $    11,414    $     9,648    $     9,429    $     9,429    $     9,218
   Current portion of capital lease obligations             864            851         19,140          2,978          2,518
   Accounts payable and accrued expenses                 93,079        119,321         97,134         86,118         88,064
   Other current liabilities                            254,522        258,940        280,250        254,778        214,212
                                                    -----------    -----------    -----------    -----------    -----------
      Total current liabilities                         359,879        388,760        405,953        353,303        314,012
                                                    -----------    -----------    -----------    -----------    -----------
Long-Term Debt                                          928,308        929,114        933,188        934,489        939,601
Capital Lease Obligations                                 8,439          8,642          9,000          9,269         19,406
Deferred Income Taxes                                   493,701        480,447        386,384        373,931        364,289
Deferred Gains and Other Liabilities                    131,259        130,311        112,731         96,470         73,062
Minority Interest in Subsidiaries                        12,207          9,558          8,803          7,193          6,444
Stockholders' Equity:
   Preferred stock                                         --             --             --             --             --
   Common stock                                             323            322            321            321            321
   Additional paid-in capital                           910,843        905,702        902,120        899,016        895,530
   Retained earnings                                  1,235,932      1,198,024      1,130,076      1,059,794        994,528
   Shares held in treasury,  at cost                   (531,236)      (486,505)      (431,550)      (366,365)      (338,689)
   Accumulated other comprehensive income:
      Cumulative translation adjustments                  2,337          1,938          1,712          1,428          1,039
      Unrealized gain (loss) on
         available-for-sale marketable securities          (558)         2,338          1,692          2,949          1,504
                                                    -----------    -----------    -----------    -----------    -----------
   Total stockholders' equity                         1,617,641      1,621,819      1,604,371      1,597,143      1,554,233
                                                    -----------    -----------    -----------    -----------    -----------
                                                    $ 3,551,434    $ 3,568,651    $ 3,460,430    $ 3,371,798    $ 3,271,047
                                                    ===========    ===========    ===========    ===========    ===========

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